Exhibit 99.1

ADAPTHEALTH SIGNS DEFINITIVE AGREEMENT TO ACQUIRE PATIENT CARE SOLUTIONS

BUSINESS FROM MCKESSON CORPORATION

Plymouth Meeting, PA – November 22, 2019 – AdaptHealth Corp. (NASDAQ: AHCO; AHCOW) (“AdaptHealth” or the “Company”), the third largest home medical equipment (HME) provider in the United States, today announced it has entered into a definitive agreement to acquire the Patient Care Solutions (PCS) business from McKesson Corporation. The proposed transaction is expected to close in December 2019, subject to the satisfaction of customary closing conditions. The total investment, including restructuring costs until the business is fully integrated on AdaptHealth’s platform in the latter half of 2020, is expected to be approximately $30 million.

PCS currently provides wound care supplies, ostomy supplies, urological supplies, incontinence supplies, diabetic care supplies, and breast pumps directly to patients across the United States. The company maintains extensive national relationships with physicians, medical facilities and customers, and currently serves all 50 states.

For the trailing twelve months ended October 31, 2019, PCS generated net revenues of approximately $134 million. In connection with the acquisition, AdaptHealth will enter into a supply and distribution agreement with McKesson Corporation with respect to PCS’s HME service lines.

“The acquisition of PCS will, upon closing, represent an important step in our continuing growth as an industry consolidator,” said Luke McGee, AdaptHealth’s CEO. “In addition to adding scale and strengthening our geographic footprint, we will add urological and ostomy products to our already comprehensive HME product portfolio, and significantly increase our exposure in areas such as wound care, breast pumps, incontinence supplies, and diabetic care. We believe the addition of these products will double our overall addressable market.”

Josh Parnes, President and COO of AdaptHealth added, “As part of the transaction, we are also very pleased to expand our existing distribution relationship with McKesson. The acquisition of PCS complements our existing PAP (sleep) resupply offering and will allow us to provide an expanded set of supplies to both the current customers of PCS and AdaptHealth.”

About AdaptHealth Corp.

AdaptHealth Corp. (“AdaptHealth”) is the third largest home medical equipment company in the United States. AdaptHealth provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to life and thrive. Product and services offerings include: sleep therapy equipment (CPAP and BiPAP machines and supplies), respiratory equipment (including oxygen, invasive and non-invasive ventilation), mobility equipment, wheelchairs, walkers, and hospital beds. AdaptHealth also provides custom bracing services, hospice-focused HME services, wound therapy and nutritional HME services. The company is proud to partner with an extensive and highly-diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid and commercial insurance payors. As of September 30, 2019, AdaptHealth services over one million patients annually in 49 states through its network of 189 locations. Learn more at www.adapthealth.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of AdaptHealth Corp. management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AdaptHealth Corp. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which AdaptHealth Corp. may become a party or governmental investigations to which AdaptHealth Corp. may become subject that could interrupt or limit AdaptHealth Corp.’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in AdaptHealth Corp.’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that AdaptHealth Corp. presently knows or that AdaptHealth Corp. currently believes is immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AdaptHealth Corp.’s expectations, plans or forecasts of future events and views as of the date of this press release. AdaptHealth anticipates that subsequent events and developments will cause AdaptHealth Corp.’s assessments to change. However, while AdaptHealth Corp. may elect to update these forward-looking statements at some point in the future, AdaptHealth Corp. specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AdaptHealth Corp.’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

AdaptHealth Corp.	The Equity Group Inc.
Gregg Holst	Devin Sullivan
Chief Financial Officer	Senior Vice President
(484) 301-6599	(212) 836-9608
gholst@adapthealth.com	dsullivan@equityny.com

Brittany Lett	Kalle Ahl, CFA
Vice President, Marketing	Vice President
(909) 915-4983	(212) 836-9614
blett@adapthealth.com	kahl@equityny.com

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